Exhibit 99.2

Orion Energy Systems Reports Q1 Revenue of $17.9M,

Reflecting Customer Delays on Large LED Lighting Projects

Manitowoc, WI – August 3, 2022 – Orion Energy Systems, Inc. (NASDAQ: OESX) (Orion Lighting), a provider of energy-efficient LED lighting and control systems and electrical maintenance services, today reported results for its fiscal 2023 first quarter ended June 30, 2022 (Q1’23). Orion also announced separately today its CEO Transition Plan. Orion will hold an investor call and webcast to review these announcements today at 10:00 a.m. ET – online pre-registration is required to receive the call-in number, details below.

Q1 Financial Summary				Prior Three Quarters
$ in millions except per share figures	Q1’23	Q1’22	Change	Q4’22	Q3’22	Q2’22 (1)
Revenue	$17.9	$35.1	($17.2)	$22.1	$30.7	$36.5
Gross Profit	$3.6	$10.2	($6.7)	$5.3	$7.6	$10.8
Gross Profit %	19.8%	29.1%	(930bps )	23.8%	24.9%	29.5%
Net Income (Loss)	($2.8)	$2.5	($5.3)	($1.2)	$1.1	$3.7
EPS	($0.09)	$0.08	($0.17)	($0.04)	$0.04	$0.12
Adjusted EBITDA (2)	($2.9)	$4.0	($6.9)	($0.4)	$2.1	$4.0
Cash & Equivalents	$9.4	$15.9	($6.5)	$14.5	$17.3	$14.7

(1)

Results include a $1.6M employee retention payroll tax credit, under the American Rescue Plan Act of 2021. The credit increased gross profit in the period by $0.8M and reduced operating expense by $0.8M.

(2)	See Adjusted EBITDA reconciliation below.

Q1 Financial Highlights

•

Q1’23 revenue was $17.9M versus $35.1M in Q1’22, reflecting the impact of completing a significant project in Q4’22, ongoing customer delays on the commencement of large LED lighting projects, as well as a slowdown in the approval of projects by new and existing customers, likely due to current and anticipated economic conditions.

•	Q1’23 gross profit percentage was 19.8% vs. 29.1% in Q1’22 and 23.8% in Q4’22, primarily due to the impact of lower fixed cost absorption on reduced business volume.

•	Q1’23 net income declined to a loss of $2.8M, or ($0.09) per share, compared to net income of $2.5M, or $0.08 per share, in Q1’22.

•	Adjusted EBITDA was ($2.9M) vs. $4.0M in Q1’22 and ($0.4M) in Q4’22.

•

Orion ended Q1’23 with $29.5M in working capital, including inventory of $18.8M. Orion had approximately $25M of liquidity at the close of Q1’23, comprised of $9.4M of cash and cash equivalents and $15.8M of availability on its working capital credit facility.

CEO Commentary

Mike Altschaefl, Orion’s CEO and Board Chair, commented, “In Q1’23 we saw a continuation of customer project delays that also impacted our results in the second half of last year, along with some slowing of our sales cycle as new and existing customers work through current economic conditions. Despite the slow start to this year, we believe Orion has a robust pipeline of opportunities that should commence in the second half of our fiscal year. We continue to view all our paths to market including national accounts, ESCOs and distribution – as important to Orion’s growth and development, as we build and diversify our revenue sources in FY 2023 and beyond.

“Importantly, the growing scale and complexity of LED lighting and controls, alternative energy strategies and ongoing maintenance requirements creates an ideal backdrop for our unique turnkey capabilities with one point of contact and accountability. Orion’s energy efficiency and sustainability service and capabilities and our ‘customer for life’ commitment position us well to grow our penetration of the substantial LED lighting and maintenance services opportunities we are targeting. We continue to expand our active major national account base as these customers are best positioned to benefit from our turnkey design-build-install-maintain capabilities.

“The high quality, energy efficient design, and reliability and of our LED lighting solutions are also well-suited and gaining traction in the Energy Service Company (ESCO) market. Given our alignment with ESCOs’ mandate to deliver energy efficiency solutions, we are focusing additional resources on this path to market, which we believe can deliver substantial future growth. We are also building on our distribution channel, where we recently added three new sales agents to expand our national footprint.

“Rounding out our ‘customer for life’ solutions offering is our growing lighting and electrical maintenance services business which we expanded with the acquisition of Stay-Lite Lighting, a nationwide lighting and electrical maintenance provider, in January 2022. We are building a growing base of recurring maintenance services revenue to complement our LED lighting solutions and turnkey project business. Our maintenance business remains on track to generate meaningful growth in fiscal 2023 and in future periods, as we expand our ability to support our customers in meeting their operational, financial and environmental sustainability goals.

“In terms of M&A, we have developed a strong pipeline of potential targets that we continue to evaluate as to their valuation, fit with our business, creation of new opportunities, and potential synergies. We remain disciplined and prudently cautious in this effort and believe that the current market environment could present some attractive opportunities to build and diversify our business. We believe our liquidity, capital position and borrowing capacity provide solid support for both our ongoing business and our M&A process and expect our cash position and borrowing base to strengthen as we advance through the year.”

Business Outlook

FY 2023 is starting more slowly than expected due primarily to ongoing customer project delays and a slowing sales cycle that seems related to current and future economic uncertainties. As a result, Orion now expects a modest sequential revenue improvement in Q2’23 over Q1’23 and full-year FY 2023 revenue of between $90M and $110M. This range principally reflects potential variability in the timing of large customer projects. This updated FY 2023 revenue outlook implies double digit organic growth in business outside of its largest customer.

Key factors expected to influence Orion’s FY 2023 performance include:

•	Large national customers moving forward with delayed projects.

•	Growth in Orion’s maintenance services business revenue.

•	Successfully closing several in-process large commercial and public-sector project opportunities.

•	An expected rebound in Orion’s automotive sector business.

•	Revenue of approximately $20M from the Company’s largest customer via a mix of projects for new facilities, exterior LED lighting, other lighting and electrical projects and maintenance services.

•	Additional revenue from new customers as a result of enhanced sales and marketing activities.

Orion cautions investors that its business outlook is subject to a range of factors that are difficult to predict, including but not limited to those listed above, as well as supply chain disruptions, including shipping and logistics issues, component availability, rising input costs, labor supply challenges, the COVID-19 pandemic, and other potential business and economic environment impacts.

Q1 Financial Results

Orion’s Q1’23 revenue was $17.9M compared to $35.1M in Q1’22. The prior-year quarter benefitted from several large projects, including for a large national retail customer and a global online retailer, which did not recur in Q1’23.

Q1’23 gross profit percentage was 19.8% compared to 29.1% in Q1’22 and 23.8% in Q4’22 – primarily due to lower fixed cost absorption on lower revenues. Orion’s past price increases have been effective in mitigating higher input costs.

Total operating expenses grew 5.3% to $7.2M in Q1’23 from $6.8M in Q1’22, due to higher G&A expenses, partially offset by lower sales and marketing costs. The Q1’23 period included a full quarter of expenses related to Stay-Lite operations, which were not included in the prior-year period. These Stay-Lite expenses accounted for most of the increase in overall G&A expense.

Orion reported a Q1’23 net loss of ($2.8M), or ($0.09) per share, as compared to Q1’22 net income of $2.5M, or $0.08 per share, principally due to lower revenues and gross profit percentage in Q1’23. Likewise, Orion generated negative Adjusted EBITDA of ($2.9M) in Q1’23 versus Adjusted EBITDA of $4.0M in Q1’22.

Balance Sheet

Orion ended Q1’23 with $29.5M in working capital, including inventory of $18.8M. Orion had approximately $25M of liquidity at the close of Q1’23, including cash and cash equivalents of $9.4M and $15.8M available on its working capital credit facility.

Webcast/Call Detail

Date / Time:	Wednesday, August 3rd at 10:00 a.m. ET

Live Call Registration:	https://register.vevent.com/register/BIc912b5aa1ca143a89e9702680a8dc3cf Participants for the live call must pre-register using the URL above to receive the dial-in number and a unique PIN to access the call. If you lose your PIN or the dial-in (and the back-up email), simply re-register for a new PIN.

Webcast / Replay:	https://edge.media-server.com/mmc/p/t6ch62d6

About Orion Energy Systems (www.orionlighting.com)

Orion provides innovative LED lighting systems and turnkey project implementation including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management. We help our customers achieve energy savings with healthy, safe and sustainable solutions, enabling them to reduce their carbon footprint and digitize their business. Orion is committed to operating responsibly throughout all areas of our organization.

Learn more about Orion’s ESG priorities, goals and progress here or visit Orion’s website.

Non-GAAP Measures

In addition to the GAAP results included in this presentation, Orion has also included the non-GAAP measures, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA (EBITDA adjusted for stock-based compensation, payroll tax credit, and acquisition expenses). The Company has provided these non-GAAP measures to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these non-GAAP measures to evaluate performance of the business and believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and Orion compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurement. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measures, and this reconciliation is located under the heading “Unaudited EBITDA Reconciliation” and “Unaudited Earnings Per Share Reconciliation” following the Condensed Consolidated Statements of Cash Flows included in this press release.

Safe Harbor Statement

Certain matters discussed in this press release, including under the headings “Q1 Financial Highlights”, “CEO Commentary”, “Business Outlook”, and “Financial Results” are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause results to differ materially from those expected, including, but not limited to, the following: (i) our ability to manage general economic, business and geopolitical conditions, including the impacts of natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as the COVID-19 pandemic; (ii) the deterioration of market conditions, including our dependence on customers’ capital budgets for sales of products and services, and adverse impacts on costs and the demand for our products as a result of factors such as the COVID-19 pandemic and the implementation of tariffs; (iii) our ability to adapt and respond to supply chain challenges, especially related to shipping and logistics issues, component availability, rising input costs, and a tight labor market; (iv) our ability to recruit, hire and retain talented individuals in all disciplines of our company; (v) our ability to successfully launch, manage and maintain our refocused business strategy to successfully bring to market new and innovative product and service offerings; (vi) our recent and continued reliance on significant revenue to be generated in fiscal 2023 from the lighting and controls retrofit projects for two major global logistics companies; (vii) our dependence on a limited number of key customers, and the potential consequences of the loss of one or more key customers or suppliers, including key contacts at such customers; (viii) our ability to identify and successfully complete transactions with suitable acquisition candidates in the future as part of our growth strategy; (ix) the availability of additional debt financing and/or equity capital to pursue our evolving strategy and sustain our growth initiatives; (x) our risk of potential loss related to single or focused exposure within the current customer base and product offerings; (xi) our ability to sustain our profitability and positive cash flows; (xii) our ability to differentiate our products in a highly competitive and converging market, expand our customer base and gain market share; (xiii) our ability to manage and mitigate downward pressure on the average selling prices of our products as a result of competitive pressures in the light emitting diode (“LED”) market; (xiv) our ability to manage our inventory and avoid inventory obsolescence in a rapidly evolving LED market; (xv) our increasing reliance on third parties for the manufacture and development of products, product components, as well as the provision of certain services; (xvi) our increasing emphasis on selling more of our products through third party distributors and sales agents, including our ability to attract and retain effective third party distributors and sales agents to execute our sales model; (xvii) our ability to develop and participate in new product and technology offerings or applications in a cost effective and timely manner; (xviii) our ability to maintain safe and secure information technology systems; (xix) our failure to comply with the covenants in our credit agreement; (xx) our ability to balance customer demand and production capacity; (xxi) our ability to maintain an effective system of internal control over financial reporting; (xxii) price fluctuations (including as a result of tariffs), shortages or interruptions of component supplies and raw materials used to manufacture our products; (xxiii) our ability to defend our patent portfolio and license technology from third parties; (xxiv) a reduction in the price of electricity; (xxv) the reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies; (xxvi) the cost to comply with, and the effects of, any current and future industry and government regulations, laws and policies; (xxvii) potential warranty claims in excess of our reserve estimates; and (xxviii) the other risks described in our filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://investor.oriones.com/ in the Investor Relations section of our Website.

Twitter: @OrionLighting and @OrionLightingIR

StockTwits: @Orion_LED_IR

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Investor Relations Contacts

Per Brodin, CFO	William Jones; David Collins
Orion Energy Systems, Inc.	Catalyst IR
pbrodin@oesx.com	(212) 924-9800 or OESX@catalyst-ir.com

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30, 2022	March 31, 2022
Assets
Cash and cash equivalents	$9,424	$14,466
Accounts receivable, net	11,735	11,899
Revenue earned but not billed	1,894	2,421
Inventories, net	18,753	19,832
Prepaid expenses and other current assets	2,624	2,631

Total current assets	44,430	51,249
Property and equipment, net	11,061	11,466
Goodwill	622	350
Other intangible assets, net	2,330	2,404
Deferred tax assets	18,783	17,805
Other long-term assets	3,375	3,543

Total assets	$80,601	$86,817

Liabilities and Shareholders’ Equity
Accounts payable	$7,411	$9,855
Accrued expenses and other	7,362	8,427
Deferred revenue, current	127	76
Current maturities of long-term debt	16	16

Total current liabilities	14,916	18,374
Revolving credit facility	—	—
Long-term debt, less current maturities	15	19
Deferred revenue, long-term	545	564
Other long-term liabilities	2,553	2,760

Total liabilities	18,029	21,717

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value: Shares authorized: 30,000,000 at June 30, 2022 and March 31, 2022; no shares issued and outstanding at June 30, 2022 and March 31, 2022	—	—
Common stock, no par value: Shares authorized: 200,000,000 at June 30, 2022 and March 31, 2022; shares issued: 40,723,299 at June 30, 2022 and 40,570,909 at March 31, 2022; shares outstanding: 31,250,071 at June 30, 2022 and 31,097,872 at March 31, 2022	—	—
Additional paid-in capital	158,727	158,419
Treasury stock, common shares: 9,476,228 at June 30, 2022 and 9,473,037 at March 31, 2022	(36,240)	(36,239)
Retained deficit	(59,915)	(57,080)

Total shareholders’ equity	62,572	65,100

Total liabilities and shareholders’ equity	$80,601	$86,817

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2022	2021
Product revenue	$13,483	$28,246
Service revenue	4,423	6,855

Total revenue	17,906	35,101
Cost of product revenue	10,385	19,433
Cost of service revenue	3,967	5,438

Total cost of revenue	14,352	24,871

Gross profit	3,554	10,230
Operating expenses:
General and administrative	3,754	3,111
Acquisition costs	14	—
Sales and marketing	2,889	3,245
Research and development	514	456

Total operating expenses	7,171	6,812

Income from operations	(3,617)	3,418
Other income (expense):
Other (expense) income	(1)	1
Interest expense	(17)	(19)
Amortization of debt issue costs	(15)	(16)

Total other expense	(33)	(34)

Loss (income) before income tax	(3,650)	3,384
Income tax (benefit) expense	(815)	874

Net (loss) income	$(2,835)	$2,510

Basic net (loss) income per share attributable to common shareholders	$(0.09)	$0.08
Weighted-average common shares outstanding	31,138,398	30,860,178
Diluted net (loss) income per share	$(0.09)	$0.08
Weighted-average common shares and share equivalents outstanding	31,138,398	31,289,924

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended June 30,
	2022	2021
Operating activities
Net (loss) income	$(2,835)	$2,510
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation	354	309
Amortization of intangible assets	52	67
Stock-based compensation	254	160
Amortization of debt issue costs	15	16
Deferred income tax	(978)	872
Gain on sale of property and equipment	(1)	—
Provision for inventory reserves	100	134
Other	(9)	—
Changes in operating assets and liabilities:
Accounts receivable	109	(5,934)
Revenue earned but not billed	527	1,886
Inventories	979	(1,232)
Prepaid expenses and other assets	160	251
Accounts payable	(2,491)	1,447
Accrued expenses and other	(1,273)	(3,550)
Deferred revenue, current and long-term	32	98

Net cash used in operating activities	(5,005)	(2,966)
Investing activities
Cash to fund acquisition	55	—
Cash paid for investment	—	(500)
Purchases of property and equipment	(139)	(152)
Additions to patents and licenses	(1)	(4)

Net cash used in investing activities	(85)	(656)
Financing activities
Payment of long-term debt	(4)	(4)
Proceeds from revolving credit facility	—	—
Payments of revolving credit facility	—	—
Payments to settle employee tax withholdings on stock-based compensation	(2)	(4)
Deferred financing costs	—	(4)
Net proceeds from employee equity exercises	54	104

Net cash provided by financing activities	48	92

Net decrease in cash and cash equivalents	(5,042)	(3,530)
Cash and cash equivalents at beginning of period	14,466	19,393

Cash and cash equivalents at end of period	$9,424	$15,863

ORION ENERGY SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Net (loss) income	$(2,835)	$(1,180)	$1,102	$3,659	$2,510
Interest	17	21	26	14	19
Taxes	(815)	(247)	189	1,343	874
Depreciation	354	391	314	313	309
Amortization of intangible assets	52	69	45	46	67
Amortization of debt issue costs	15	16	15	15	16
Loss on debt extinguishment	—	—	—	—	—

EBITDA	$(3,212)	$(930)	$1,691	$5,390	$3,795

Stock-based compensation	254	222	219	211	160
Payroll tax credit	—	—	—	(1,587)	—
Acquisition expenses	14	334	178	—	—

Adjusted EBITDA	$(2,944)	$(374)	$2,088	$4,014	$3,955